DEVELOPMENT AND DESIGN/BUILD AGREEMENT

                               FOR

                SUBURBAN LODGE OF ARLINGTON-SOUTH
              DEVELOPMENT AND DESIGN/BUILD AGREEMENT

     This Agreement made this 20th day of December, 1996 by and between E.E.B. Lodging Systems, LLC, a Georgia Limited Liability
Corporation (hereinafter "Owner"), and SLA DEVELOPMENT, INC., a
Georgia Corporation, (hereinafter "SDI").

     Whereas, Owner has executed a Preliminary Agreement For a
License to Develop a Suburban Lodge Unit with Suburban Franchise
Systems, Inc. (hereinafter "SFS"), dated December 20, 1996,
(hereinafter the "Preliminary Agreement"); and

     Whereas, Owner will execute a Suburban Lodge Franchise Agreement (the "Franchise Agreement") with SFS pursuant to the Preliminary Agreement, thereby authorizing Owner the non exclusive right to operate a SUBURBAN LODGE System Unit (hereinafter "Hotel") and to utilize the Licensed Marks in conjunction therewith as defined by and in accordance with the Franchise Agreement; and,

     Whereas, Owner wishes to engage SDI, an affiliate of SFS, as its developer and design/builder for the performance of certain services in connection with the site selection, site purchase, design, development and construction supervision of said Hotel in conformity with the Franchise Agreement; and,

     Whereas, SDI desires to perform certain services for Owner in connection with the site selection, site purchase, design, development and construction supervision of said Hotel.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained hereinbelow, Owner and SDI covenant and agree as follows:

1.   PROJECT SCOPE / SERVICES AND RESPONSIBILITIES

     (a) The Project is the site selection, site purchase, design, development and construction supervision of the Hotel for which SDI is responsible. The Work comprises the completed construction of the Hotel.

     (b) Legal services shall be performed by licensed practicing attorneys selected by SDI. Design, survey and testing services shall be performed by qualified architects, engineers and other professionals selected by SDI. The professional obligations of such persons shall be undertaken and performed in the interest of Owner. Construction services shall be performed by qualified construction contractors and suppliers, selected by SDI and acting in the interest of Owner. Affiliates of SDI may provide construction services so long as the cost of such services are comparable with the cost available from third parties. All of the foregoing services shall be paid for by the Owner.

2.   BASIC SERVICES

     (a) SDI shall assist in and recommend possible sites for the construction of the Hotel. Upon the approval of the site by Owner, SDI shall secure, on Owner's behalf and cost, a legal description and a certified land survey of the site, showing, as applicable, rights-of-way, restrictions, easements, encroachments, zoning, elevations and contours of the site; locations, pertaining to existing improvements; and full information concerning available services and utility lines, both public and private, above and below grade, including inverts and depths.

     (b) SDI shall, after consultation with, and approval of the site by, the Owner, negotiate for the purchase of the site, subject to the ultimate approval by the Owner.

     (c) SDI shall seek such zoning changes, variances and approvals, on behalf of Owner, as may be necessary to develop the Hotel on the site.

     (d) SDI shall secure, on behalf of Owner, the services of geotechnical engineers and other consultants on behalf of Owner when such services are deemed necessary by SDI. Geotechnical engineers and other consultants shall be selected by SDI. Such services shall include, as required, applicable test borings, test pits, soil bearing values, percolation tests, environmental tests, and other necessary operations with reports and appropriate professional recommendations.

     (e) SDI shall secure the services of qualified architects, engineers, and other professionals on behalf of Owner to prepare
Preliminary Design Documents, and thereafter Construction
Documents.

     (f) SDI shall submit to the Owner for Owner's approval, a Proposal including Preliminary Design Documents, an architectural services agreement, a preliminary statement of the proposed Design/Build Budget, a proposed schedule for completion of the Work, and all other information necessary to complete the Work.
          (i) The Preliminary Design Documents shall consist of preliminary design drawings and other documents to fix and describe the size, quality and character of the entire Project, its architectural design and materials, and such other elements of the Project as may be appropriate.

          (ii) The Design/Build Budget shall reflect the projected costs and expenditures (including contingencies) for the design, development and construction of the Hotel. Said Design/Build Budget shall be adjusted accordingly in the event of the need for a change or an addition to the initial scope of the Work contemplated herein due to: (A) a request for a change or addition by Owner; (B) a request for a material change or addition by SDI and approved by Owner; (C) a request for a change or addition by a regulatory authority or other governmental authority; (D) concealed or unknown conditions; or, (E) the enactment of codes, laws or regulations subsequent to the submission of the Design/Build Budget by SDI to Owner.

     (g) Upon Owner's approval of the Proposal, SDI shall have prepared and submit to the Owner Construction Documents for approval by the Owner. Construction Documents shall include technical drawings, schedules, diagrams and specifications, setting forth in detail the requirements for construction of the Hotel and shall: (i) provide information customarily necessary for the use of those in the building trades; and (ii) include documents customarily required for regulatory agency approvals.

     (h) SDI shall, by Owner s professionals, file the documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

     (i) SDI shall negotiate for, on behalf of the Owner, the design services, labor, materials, equipment, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work.

     (j) SDI shall be responsible for and shall coordinate all construction methods, sequences and procedures.

     (k) SDI shall keep the Owner informed of the progress and quality of the Work.

     (l) SDI shall include in the construction contracts the requirement that the contractors correct Work which does not conform to the Construction Documents.

     (m) SDI shall include in the construction contracts the requirement that the contractors give all necessary notices required by and, and will otherwise comply with laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

     (n) SDI shall include in the construction contracts the requirement that the contractors keep the premises free from accumulation of waste materials or rubbish caused by their operations. At the completion of the Work, SDI shall require that the contractors remove from and about the Project their tools, construction equipment, surplus materials, waste materials and rubbish.

     (o) SDI shall have authority to make minor changes in the design and construction of the Hotel consistent with the intent of this Agreement, not involving a material adjustment in the Design/ Build Budget. SDI shall promptly inform the Owner, in writing, of minor changes in the design and construction.

     (p) SDI shall maintain in good order at either its office or the site one record copy of the drawings, specifications, product data, samples, shop drawings, and modifications, marked currently to record changes made during construction. These shall be delivered to the Owner upon completion of the design and construction and prior to final payment.


3.   OWNER

     (a) The Owner shall pay for the cost of all of the services and expenditures described herein, including but not limited to land costs, legal, design/engineering and other professional services, building and other permits, fees and licenses, construction services and materials and any other costs, services and expenditures associated with the site selection and purchase and the design, development, construction and equipping of the Hotel. All such payments shall be made in accordance with the requirements of Paragraph 5 below.

     (b)  The Owner shall pay SDI's Compensation and Reimbursable
Expenses in accordance with the schedules described in Paragraphs
7 and 8 below.

     (c) The Owner shall provide all funding for the Project and the Work including sufficient funds to pay for the construction and equipping of the Hotel. The Owner shall provide to SDI upon request but no less than quarterly, evidence of the immediate availability of sufficient funds to construct and equip the Hotel in the manner contemplated herein and to comply with all provisions of the Franchise Agreement. This evidence shall be in a form and substance required by SDI. The obligations of SDI are conditioned upon the compliance by the Owner with the provisions of this paragraph and the constant compliance with the financial requirements set forth herein. SDI shall have the right to terminate its obligations hereunder in the event the Owner fails to provide the evidence required herein or in the event SDI determines in its discretion that the funds available to the Owner on an immediate and uncontested basis are insufficient to fund the Project and the Work or to otherwise comply with the Franchise Agreement.

     (d) All contracts or other obligations for the purchase of the site, and for the design, engineering and construction of the Hotel shall be in the name of the Owner and shall be the obligation of the Owner. To facilitate the purchase of the site and the construction of the Hotel, the Owner hereby appoints and constitutes SDI as its duly appointed and constituted attorney in fact to execute such documents and instruments in the name of the Owner as SDI may deem necessary or appropriate in order to develop the Project and perform the Work. The Owner hereby indemnifies SDI for all losses, costs, damages, claims or other amounts incurred by or asserted against SDI in connection with the performance of obligations under documents or instruments executed pursuant to this power of attorney or under this Agreement. This power of attorney is coupled with an interest and is revocable only upon written notice to SDI. Third parties may rely upon the validity of this power of attorney without further inquiry until a revocation thereof is recorded in the Cobb County, Georgia Superior Court records.

     (e) The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall examine the requests, proposals and documents submitted by SDI from time to time as required herein, and shall promptly render decisions pertaining thereto, to avoid delay in the orderly progress of site purchase and design, development and construction of the Hotel.


     (f) If the Owner observes or otherwise becomes aware of any fault or defect in the Work, the Owner shall give prompt written notice thereof to SDI.

     (g) The Owner shall communicate with architect, engineers, contractors and other professionals engaged in the performance of the Project and the Work only through SDI.

     (h) The Owner shall purchase and maintain policies of liability and property insurance in such amounts and coverages as SDI shall recommend, which coverage shall name SDI, its parent
and affiliates, as additional insureds.   SDI shall assist Owner
in securing such insurance coverage.

4.   OWNERSHIP AND USE OF DOCUMENTS

     (a) The drawings, specifications and other documents to be generated for Owner by SDI are owned by SFS and licensed to Owner pursuant to the Franchise Agreement, and shall not become the property of the Owner whether or not the Project for which they are made is commenced. Drawings, specifications and other documents furnished by SDI shall not be used by the Owner on other projects.

     (b) Submission or distribution of documents to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation SFS's common law copyrights or other reserved rights. The Owner shall own neither the documents nor the copyrights.

5.   PAYMENTS

     (a) Owner shall advance to SDI, upon request, such amounts as may be necessary to pay for the services and expenditures described herein, within ten days of the Owner's receipt of a properly submitted itemized Application for Payment.

     (b) The Application for Payment shall constitute a representation by SDI to the Owner that, to the best of SDI's knowledge, information and belief the services and expenditures are necessary and appropriate for the continued site selection, site purchase, design, development construction and/or equipping of the Hotel; and that the lawyers, architects, engineers, contractors and others are entitled to payment in the amount requested and/or the expenditures are necessary in the amount requested.

     (c) SDI shall include in the construction contracts that the final ten percent (10%) of the unpaid balance of the amount due under the construction contracts shall be due and payable at the time the Work is completed and the construction contracts are fully performed.

     (d) The making of final payment shall constitute a waiver of all claims by the Owner except those arising from: (i) unsettled liens, and (ii) faulty or defective Work appearing during the first year after the Certificate of Occupancy.

6.   PROTECTION OF PERSONS AND PROPERTY

     (a) SDI shall in include in the construction contracts the requirement that the contractors carry all-risks insurance, workers compensation and other applicable policies of insurance showing Owner and SDI, its parents and affiliates, as additional insureds and be responsible for initiating, maintaining and providing supervision of safety precautions and programs in connection with the Work. SDI shall include in the construction contracts the requirement that the contractors provide certifications evidencing the procurement of such policies of insurance. SDI shall also include in the construction contracts the requirement that the contractors indemnify Owner and SDI for any losses, costs, damages, claims or other amounts incurred by or asserted against Owner or SDI arising from the performance of the Work as a result of any negligent acts or omissions caused by the contractors.

     (b) SDI shall include in the construction contracts the requirement that the contractors take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein; and (3) other property at or adjacent to the site.

     (c) SDI shall include in the construction contracts the requirement that the contractors give notices and comply with applicable laws, ordinances, rules, regulations and orders of public authorities bearing on the safety of persons and property and their protection from damage, injury or loss.

7.   COMPENSATION

     (a) As its compensation for the services described herein SDI shall be paid One Hundred Thousand Dollars ($100,000). An initial payment of Twenty Five Thousand Dollars ($25,000), shall be made upon the execution of this Agreement. A second payment of Fifty Thousand Dollars ($50,000) shall be made upon ground breaking for the construction of the Hotel. The remaining payment of Twenty Five Thousand Dollars ($25,000) shall be made upon the issuance of a Certificate of Occupancy for the Hotel by the applicable governmental authority. All payments hereof shall be deemed earned at the time of payment.

8.   REIMBURSABLE EXPENSES

     Reimbursable Expenses are in addition to Compensation. Reimburseable Expenses are actual expenditures made by SDI and SDI's employees in the interest of the Project and the Work, including but not limited to expenses for demographics, preliminary site plans, application and submittal fees in connection with zoning and permitting, miscellaneous office expenses such as express mail and long distance calls, and travel, meals and lodging expenses. Such expenditures shall not exceed Seven Thousand Five Hundred Dollars ($7,500) except with the written approval of Owner. SDI shall include its Reimbursable Expenses in its Application for Payment described in
Section 5 above.

9.   INTEREST PAYMENTS

     The rate of interest for past due payments required hereunder shall be twelve (12%) percent per annum and shall begin to accrue thirty (30) days after billing.


10.  CONCEALED CONDITIONS

     If concealed or unknown conditions of an unusual nature that affect the performance of the Work and vary from those indicated by the Contract Documents are encountered below ground or in an existing structure other than the Work, which conditions are not ordinarily found to exist or which differ materially from those generally recognized as inherent in work of the character provided for in this Agreement, notice by the observing party shall be given promptly to the other party and, if possible, before conditions are disturbed and in no event later than twenty-one (21) days after first observance of the conditions.

11.  CORRECTION OF WORK

     SDI shall promptly cause the applicable contractor to correct Work rejected by the Owner or known by SDI to be defective or failing to conform to the Construction Documents, whether or not fabricated, installed or completed.

12.  TIME

     (a) SDI shall provide its services as expeditiously as is consistent with reasonable skill and care and the orderly progress of design and construction.

     (b)  Time is of the essence of this Agreement.

     (c) If SDI is delayed in the progress of the Project by acts or neglect of the Owner, Owner's employees, third party contractors, changes or additions ordered in the Work not caused by the fault of SDI, labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipatable, unavoidable casualties, or other causes beyond SDI's control, or by delay authorized by the Owner's pending arbitration or another cause which the Owner and SDI agree is for the amount of time caused by such delay or act of God, the schedule for completion of the Work shall be reasonably extended.

13.  ARBITRATION

     (a) Claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this


Agreement shall be decided by arbitration in accordance with the Rules of the American Arbitration Association then in effect unless the parties agree otherwise. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, an additional person not a party to this Agreement except by written consent containing specific reference to this Agreement and signed by the Owner, SDI and any other person sought to be joined. Consent to arbitration involving an additional person or persons shall not constitute consent to arbitration of a dispute not described therein or with a person not named therein. This provision shall be specifically enforceable in any court of competent jurisdiction.

     (b) Notice of demand for arbitration shall be filed in writing with the other party and with the American Arbitration Association. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when the applicable statute of limitations would bar institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.

     (c) The award rendered by arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

     (d) Unless otherwise agreed in writing, SDI shall carry on the services and maintain progress during any arbitration proceedings, and the Owner shall continue to make payments to SDI in accordance with this Agreement.

     (e) Any breach of any obligation under the Franchise Agreement or default or other failure to comply with the terms and conditions thereof by the Owner or party related to the Owner shall automatically relieve SDI from its obligations hereunder. The alternative dispute resolution provisions set forth in this
Section 13 shall not be applicable to disputes or defaults arising under the Franchise Agreement. The provisions of the Franchise Agreement shall control over contrary provisions herein including the dispute resolution provisions in the Franchise Agreement. Any default under this Agreement shall be deemed to be a default under the Franchise Agreement.

14.  TERMINATION OF THE AGREEMENT

     (a) This Agreement may be terminated by either party upon seven (7) days' written notice should the other party fail substantially to perform in accordance with its terms through no fault of the party initiating the termination. In the event of termination SDI shall be paid for all of the Reimbursable Expenses for which it is due pursuant to Sections 2, 3 and 8.

     (b) In the event of termination not the fault of SDI, SDI shall be paid all of the compensation described in Section 7 above in addition to the reimbursements required by Sections 2, 3 and 8 above.

     (c) This Agreement may be terminated by SDI upon seven (7) days notice if: (1) SDI recommends in its reasonable discretion a site to Owner for purchase within a three mile radius of the area

described by the Preliminary Agreement and Owner fails to approve of such site, (2) after six (6) months from the date of this Agreement SDI is unable despite reasonable efforts to locate a site to recommend in its reasonable discretion for purchase by Owner or (3) SDI is unsuccessful in an attempt to rezone or obtain necessary variances or permits for a site. In the event of any such termination by SDI, SDI shall be entitled to retain any compensation previously paid and shall be entitled to be paid any compensation then due and payable at the time of termination as described in Section 7 above in addition to any "Reimburseable Expenses" required by Sections 2, 3 and 8 above.

     This Agreement shall terminate upon the completion of the services described herein or upon the termination of the Franchise Agreement, whichever is earlier.

15.  MISCELLANEOUS PROVISIONS

     (a) This Agreement shall be governed by the laws of the State of Georgia.

     (b) The table of contents and the headings of articles and paragraphs are for convenience only and shall not modify rights and obligations created by this Agreement.

     (c) In case a provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

     (d) This Agreement shall be binding on successors, assigns and legal representatives of any persons in privity of contract with the Owner or SDI. Neither party shall assign, sublet or transfer an interest in this Agreement without the written consent of the other.

     (e) This Agreement represents the entire agreement between the Owner and SDI and supersedes prior negotiations, representations or agreements.

     (f) Except as may be expressly provided elsewhere herein to the contrary, wherever in this Agreement there is required the consent and/or approval of Owner or SDI to any action or proposed action or to any performance by or on the part of Owner or SDI, said consent and/or approval of Owner or SDI shall not be unreasonably withheld and, if not given or denied for cause by or before the expiration of ten (10) calendar days from the date of request for said consent and/or approval by Owner or SDI, shall be deemed given.

     (g) All notices, requests, approvals, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall either be mailed by certified mail, return receipt requested or delivered by a recognized courier service, receipt acknowledged. Any notice complying with the provisions hereof shall be deemed to have been duly given and to be effective three (3) business days after mailing, or on the date of receipt, whichever is earlier.
Notices shall be addressed as follows:

          (a)  If to SDI:
                         c/o David Krischer, President
                         120 Interstate North Parkway East
                         Building 100, Suite 120
                         Atlanta, Georgia 30339

               (b)  If to Owner:
                         c/o Michael McGovern
                         P.O. Box 420528
                         Atlanta, GA 30342

or such address as the party to whom the notice is sent shall have designated.

     (h) This Agreement may be executed in several counterparts, each of which shall be an original, but all of which constitute but one and the same instrument.

     (i) Neither this Agreement nor any term or provision hereof may be changed, waived, or discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Agreement may be amended only by an instrument executed by both parties which expressly refers to this Agreement.

     (j) In providing and performing services pursuant to this Agreement, SDI shall be acting as an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create either a leasehold interest in the Hotel or a partnership or joint venture between Owner and SDI.





     IN WITNESS WHEREOF, the parties have executed and caused their seals to be affixed to this Agreement as of the day and year first above written.


Witness As To Owner                     E.E.B. Lodging Systems, LLC
                                        "Owner"
[unreadable]
                                        By: /s/ Michael McGovern
                                            Michael McGovern

                                        Title: Manager


Witness As To SDI                       SLA Development, Inc.
                                        "SDI"

[unreadable]
                                        By: /s/ David Krischer

                                        Title: President

                                        -12-